Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GEMPHIRE THERAPEUTICS INC.

GEMPHIRE THERAPEUTICS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the corporation is Gemphire Therapeutics Inc. (the “Corporation”).

SECOND: The Corporation was incorporated under the name Gemphire Therapeutics Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on October 30, 2014.  The Certificate of Incorporation was amended by a Certificate of Amendment filed with the Delaware Secretary on December 9, 2014.  The Certificate of Incorporation was amended and restated pursuant to the terms and conditions of an Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on March 31, 2015, was further amended and restated pursuant to the terms and conditions of a Second Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on April 26, 2016, and was further amended and restated pursuant to the terms and conditions of a Third Amended and Restated Certificate of Incorporation that was filed with the Delaware Secretary on August 10, 2016 (the “Prior Certificate”).  A Certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on December 30, 2019.

THIRD: The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Prior Certificate, as amended, as follows:

RESOLVED, that Article I of the Prior Certificate, as amended, of the Corporation is hereby amended and restated in its entirety as follows:

“ARTICLE I: The name of this Corporation is NeuroBo Pharmaceuticals, Inc., (the “Corporation”).”

FOURTH: Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

FIFTH: This Certificate of Amendment will be effective at 4:03 p.m. on December 30, 2019.

IN WITNESS WHEREOF, GEMPHIRE THERAPEUTICS INC. has caused this Certificate of Amendment to be signed by its duly authorized officer on December 30, 2019.

GEMPHIRE THERAPEUTICS INC.

By:	/s/ Dr. Steven Gullans
Name:	Dr. Steven Gullans
Title:	President and Chief Executive Officer